    As filed with the Securities and Exchange Commission on March 20, 2000
                                              Registration No. 333-66421
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                           __________________________

                      SMURFIT-STONE CONTAINER CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                       43-1531401
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

       150 North Michigan Avenue                                60601
           Chicago, Illinois                                  (Zip Code)
(Address of Principal Executive Offices)

                Smurfit-Stone Container Corporation Savings Plan
               Jefferson Smurfit Corporation Hourly Savings Plan
                   Smurfit Packaging Corporation Savings Plan
                           (Full Title of the Plans)

                                 Craig A. Hunt
                 Vice President, General Counsel and Secretary
                           150 North Michigan Avenue
                            Chicago, Illinois  60601
                    (Name and Address of Agent for Service)

                                 (312) 346-6600
         (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                                Steven J. Gavin
                                Winston & Strawn
                              35 West Wacker Drive
                            Chicago, Illinois 60601
                                 (312) 558-5600

                                     PART I

                                EXPLANATORY NOTE

          A total of 4,000,000 shares of common stock, par value $0.01 per share, of Smurfit-Stone Container Corporation (formerly known as Jefferson Smurfit Corporation) (the "Registrant") were registered by Registration Statement on Form S-8 (File No. 333-66421) for issuance under the Registrant's Smurfit-Stone Container Corporation Savings Plan (formerly known as the Jefferson Smurfit Corporation Savings Plan), Jefferson Smurfit Corporation Hourly Savings Plan and Smurfit Packaging Corporation Savings Plan. Of such shares, a total of 1,624,522 shares remain available for issuance pursuant to the plans. Pursuant to Instruction E to Form S-8, such 1,624,522 remaining shares are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the Registrant's Smurfit-Stone Container Corporation Savings Plan, Jefferson Smurfit Corporation Hourly Savings Plan, Smurfit Packaging Corporation Savings Plan and Smurfit-Stone Container Corporation Hourly Savings Plan.

                                    PART II

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on March 20, 2000.

                            SMURFIT-STONE CONTAINER CORPORATION

                            By: /s/ Patrick J. Moore
                               -------------------------------------------------
                               Name:  Patrick J. Moore
                               Title: Vice President and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                        Title                              Date
-----------------------------------          ----------------------------------    --------------------------
/s/ Michael W. J. Smurfit                    Chairman of the Board                 March 20, 2000
-----------------------------------          and Director
Michael W. J. Smurfit

/s/ Ray M. Curran                            President and Chief Executive         March 20, 2000
-----------------------------------          Officer and Director (Principal
Ray M. Curran                                Executive Officer

/s/ Patrick J. Moore                         Vice President and Chief Financial    March 20, 2000
-----------------------------------          Officer (Principal Financial
Patrick J. Moore                             Officer)

/s/ Paul K. Kaufmann                         Vice President and Corporate          March 20, 2000
-----------------------------------          Controller (Principal Accounting
Paul K. Kaufmann                             Officer)

/s/ Richard A. Giesen                        Director                              March 20, 2000
-----------------------------------
Richard A. Giesen

/s/ Alan E. Goldberg                         Director                              March 20, 2000
-----------------------------------
Alan E. Goldberg

/s/ Howard E. Kilroy                         Director                              March 20, 2000
-----------------------------------
Howard E. Kilroy

/s/ James J. O'Connor                        Director                              March 20, 2000
-----------------------------------
James J. O'Connor

/s/ Jerry K. Pearlman                        Director                              March 20, 2000
-----------------------------------
Jerry K. Pearlman

/s/ Thomas A. Reynolds, III                  Director                              March 20, 2000
-----------------------------------
Thomas A. Reynolds, III

/s/ Dermot F. Smurfit                        Director                              March 20, 2000
-----------------------------------
Dermot F. Smurfit

          The Plans. Pursuant to the requirements of the Securities Act of 1933, the Administrator (or other person who administers the Smurfit-Stone Container Corporation Savings Plan, Jefferson Smurfit Corporation Hourly Savings Plan and Smurfit Packaging Corporation Savings Plan) has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on March 20, 2000.

                                             ADMINISTRATIVE COMMITTEE OF
                                             SMURFIT-STONE CONTAINER CORPORATION
                                             RETIREMENT PLANS

                                             By:  /s/ Paul K. Kaufmann
                                                ----------------------
                                                Name: Paul K. Kaufmann
                                                Title: Member

                                             SMURFIT-STONE CONTAINER CORPORATION
                                             SAVINGS PLAN;

                                             JEFFERSON SMURFIT CORPORATION
                                             HOURLY SAVINGS PLAN; and

                                             SMURFIT PACKAGING CORPORATION
                                             SAVINGS PLAN